Filed pursuant to 424(b)(3)
Registration No. 333-122743

SUPPLEMENT NO. 28

DATED JULY 6, 2006
TO THE PROSPECTUS DATED AUGUST 31, 2005
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 28 supplements certain information contained in our prospectus dated August 31, 2005, as supplemented by Supplement No. 13 dated January 11, 2006, Supplement No. 21 dated April 11, 2006, Supplement No. 25 dated June 13, 2006, Supplement No. 26 dated June 23, 2006 and Supplement No. 27 dated June 27, 2006. This supplement updates, modifies or supersedes certain information contained in the prospectus sections entitled “Business and Policies” and “Plan of Distribution” as described below. You should read this Supplement No. 28 together with our prospectus dated August 31, 2005 and each of the foregoing supplements thereto.

Business and Policies

This section supplements the discussion contained in the prospectus under the heading “Business and Policies,” which begins on page 107 of the prospectus. A new subsection titled “Description of Real Estate Assets” has been added by Supplement No. 13 after the discussion of “Other Policies,” which ends on page 114 of the prospectus.

Description of Real Estate Assets

Property Transactions – Acquired Properties

Our joint venture, Minto Builders (Florida), Inc., referred to herein as MB REIT, purchased the following properties on the dates indicated below.

Fabyan Randall Plaza; Batavia, Illinois

On June 29, 2006, MB REIT purchased a fee simple interest in an existing shopping center known as Fabyan Randall Plaza containing approximately 91,395 gross leasable square feet. The center is located at 1942 West Fabyan Parkway in Batavia, Illinois. Fabyan Randall Plaza was built over a two-year period beginning in 2002. As of June 1, 2006, this property was ninety-four percent (94%) occupied, with a total of approximately 85,395 square feet leased to 12 tenants. The property is located in the Chicago market area and the Kane County submarket and competes with at least four (4) other retail centers in this submarket for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Quincy Development, LLC, for approximately $26 million. Of this amount, MB REIT assumed, at closing, a mortgage loan in the principal amount of approximately $13.4 million and paid the remaining amount of $12.6 million in cash. The annual interest rate of the loan is fixed at 5.375% per annum. The terms of the loan will require MB REIT to make monthly interest payments in the amount of approximately $60,101 until the loan matures on November 1, 2013. The unpaid principal balance and all accrued unpaid interest thereon (if not paid sooner) will be due at maturity. MB REIT may, under certain circumstances, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

MB REIT does not intend to make significant repairs or improvements to the property over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Four (4) retail tenants, Trader Joe’s, Walgreens, Circuit City and Office Depot, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Trader Joe’s	10,904	12	13.00	3/5 yr.	02/03	11/03
			14.21		11/03	02/08
			15.64		03/08	02/13
			17.21		03/13	01/14

Walgreens	14,490	16	25.53	—	05/03	05/78	*

Circuit City	32,900	36	19.00	4/5 yr.	11/02	01/13
			19.50		02/13	01/18
			20.00		02/18	01/23

Office Depot	11,300	12	17.50	4/5 yr.	09/03	09/18

*Walgreens has the option to terminate its lease as of May 31, 2028 upon giving 12 months prior notice to the lessor and, to the extent the lease remains in effect, additional options to terminate every five years thereafter upon giving 12 months notice to the lessor.

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $286,000. The real estate taxes payable were calculated by multiplying Fabyan Randall Plaza’s assessed value by a tax rate of 7.0%.

For federal income tax purposes, the depreciable basis in this property will be approximately $19.5 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2006	—	—	—	—
2007	—	—	—	—
2008	5	7,879	235,646	13.26%
2009	2	3,309	91,180	5.92%
2010	—	—	—	—
2011	—	—	—	—
2012	—	—	—	—
2013	1	10,904	170,500	11.59%
2014	—	—	—	—
2015	—	—	—	—

The table below sets forth certain information with respect to the occupancy rate at Fabyan Randall Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	91%	20.48
2004	91%	20.48
2003	90%	20.32
2002	36%	19.00

Brooks Corner; San Antonio, Texas

On June 26, 2006, MB REIT purchased a fee simple interest in an newly constructed shopping center known as Brooks Corner Shopping Center, which contains approximately 166,205 gross leasable square feet, excluding ground lease space. The center is located at 3143 SE Military Road in San Antonio, Texas. Brooks Corner was built over a two-year period beginning in 2004. As of June 1, 2006, this property was eighty-five percent (85%) occupied, with a total of approximately 140,705 square feet leased to nineteen (19) tenants. This property is located in the San Antonio primary trade area and competes with at least five other retail centers within this trade area for sales, tenants or both.

MB REIT purchased this property from an unaffiliated third party, Brooks Corner Phase Two, L.P., for approximately $30.4 million in cash, of which approximately $4.4 million was placed in escrow with a third party escrow agent to fund a potential earnout to the seller, payable upon the leasing of 25,500 square feet of vacant and unoccupied space. The escrow will be maintained for a period not to exceed eighteen (18) months; the amount was determined by a gross rent multiplier using a base rent per square foot amount based on current local economic market rents. The funds will be released to the seller once the tenant’s leases have been approved by MB REIT and the tenants have moved into their space and rent has commenced. The purchase price may fluctuate up to 10% of the escrow amount due to the base rent amount stipulated in the lease as compared to the base rent multiplier used to determine the escrowed amount.

MB REIT does not intend to make significant repairs or improvements to it over the next few years. However, if any repairs or improvements are made, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their leases.

MB REIT is of the opinion that the property is adequately covered by insurance.

Two (2) retail tenants, Ross Dress for Less and Conns, each lease more than ten percent (10%) of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate	% of	Per Square
	GLA Leased	Total	Foot Per	Renewal	Lease Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Options	Beginning	To
Ross Dress for Less	30,105	18	9.00	5/5 yr.	01/06	01/16
Conns	30,000	18	9.00	2/10 yr.	11/05	11/15

In general, each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants only require the tenants to pay these expenses up to a certain amount.

Real estate taxes payable in 2006 for the tax year ended 2005 (the most recent tax year for which information is generally available) are approximately $111,226. The real estate taxes payable were calculated by multiplying Brooks Corner’s assessed value by a tax rate of 3.0%.

For federal income tax purposes, the depreciable basis in this property will be approximately $22.8 million. MB REIT calculates depreciation expense for tax purposes using the straight-line method. MB REIT depreciates buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2006	—	—	—	—
2007	—	—	—	—
2008	—	—	—	—
2009	—	—	—	—
2010	9	32,050	631,350	32.57%
2011	5	23,550	324,762	24.71%
2012	—	—	—	—
2013	—	—	—	—
2014	—	—	—	—
2015	3	40,000	519,200	52.46%

The table below sets forth certain information with respect to the occupancy rate at Brooks Corner expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Per Square Foot ($)
2005	40%	15.19

Financing Transactions

Brooks Corner; San Antonio, Texas

On June 29, 2006, a subsidiary of MB REIT, MB San Antonio Brooks Limited (referred to herein as MBSBL), entered into loan documents as the borrower of approximately $14.3 million from Allstate Life Insurance Company (referred to herein as Allstate). MBSBL’s obligations are secured by a first priority mortgage on the property commonly known as the Brooks Corner Shopping Center located at 3143 SE Military Road in San Antonio, Texas. MBSBL also granted a security interest to Allstate in, among other things, certain tangible and intangible personal property interests of MBSBL related to the property. Brooks Corner was acquired by MB REIT on June 26, 2006.

The loan bears interest at the rate of 5.38% per annum. MBSBL is required to make interest-only payments on a monthly basis in the approximate amount of $64,003.17 until the loan matures on June 1, 2011. Upon maturity, MBSBL will pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents. MBSBL may, in certain circumstances, after July 1, 2007, prepay the unpaid principal balance of the loan, in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representation or warranty that is materially false or misleading; violation of covenant prohibiting certain transfers and creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things Allstate may declare, subject to customary cure rights granted to MBSBL, the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premiums, late charges and other amounts, to be immediately due and payable. Under certain circumstances, including, for example, the commission of fraud, engaging in a prohibited transfer or the incurrence of any prohibited indebtedness, MB REIT, as a sole member of MBSBL, may be liable for the obligations of MBSBL under the loan documents. In connection with the loan, MBSBL has agreed to indemnify Allstate again losses suffered by Allstate arising under environmental laws or otherwise resulting from the presence of hazardous material on the property. MBSBL and MB REIT jointly and severally also have agreed to indemnify Allstate against any losses that may be caused by acts of terrorism.

Plan of Distribution

The following information, which was previously inserted at the end of the “Plan of Distribution” section on page 171 of the prospectus, has been updated as follows:

The following table provides information regarding shares sold in our offering as of July 3, 2006.

	Shares	Gross proceeds ($) (1)	Commissions and fees ($) (2)	Net proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the offering:	60,307,203	603,072,031	63,322,563	539,749,468

Shares sold pursuant to our distribution reinvestment program:	497,648	4,727,656	—	4,727,656

	60,824,851	607,999,687	63,322,563	544,677,124

(1)                    Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)                    Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)                    Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

Appendix C-1

On June 28, 2006, we, along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering. The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only.  Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom).  If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note:  Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note:  The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

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SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:                   If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Missouri, Massachusetts, Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

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Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)	This subscription is in the amount of $	or the purchase of	shares of Inland American Real Estate Trust, Inc. at
$10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP
Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act - custodian
one signature required	authorized signature required	all parties must sign	signature required

☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety	State of	a Custodian for
Right of Survivorship	authorized signature required	all parties must sign
all parties must sign
☐	Pension or Profit Sharing Plan - trustee
☐	Tenants in Common	☐	TOD (Fill out included TOD	☐	Partnership Ownership	signature(s) required
all parties must sign	Form to effect designation)	authorized signature required
☐ Taxable ☐ Exempt under §501A
☐	Trust
trustee or grantor signature(s) required
☐ Taxable ☐ Grantor A or B Date Established	☐	Estate - personal representative signature required

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator	☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
custodian signature required	or Trustee

☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required

☐	KEOGH	City	Minneapolis	State MN Zip 55474
trustee signature required
CUSTODIAN INFORMATION To Be Completed By
☐	Simplified Employee	Custodian Listed Above
Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required

☐	Pension or Profit Sharing Plan	Custodial Account #
custodian signature required
☐ Taxable ☐ Exempt under §501A	Custodian Telephone	800-297-6663

Name of Custodian or other Administrator

☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

CO-INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

(4)	Residence Address (Required)

City	State	Zip

(5)	Alternate Mailing Address

City	State	Zip

(6)	Home Telephone	-	-	Business Telephone	-	-

Email Address

(7)	Birth Date / Date
of Incorporation	/	/	MM/DD/YYYY	Co-Investor Birth Date	/	/	MM/DD/YYYY

(8)	Social Security #	-	-	Co-Investor Social Security #	-	-

Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

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D - DISTRIBUTION OPTIONS

Distribution Options for Accounts

(11)a	☐ Mail To Ameriprise Brokerage Account Insert Account Number	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

	City			State	Zip

	B/D Client Account Number	#

	B/D Rep ID Number	#		Registered Representative Telephone

	Have you changed Broker/Dealers?	Registered Representative E-mail

☐ Yes ☐ No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

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Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)                  Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b                Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a                Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom).  If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note:  Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b                Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c                The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)                  For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)                  Enter residence address, city, state, and zip code of the investor. Note:  The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)                  Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)                  Enter home telephone, business telephone and email address.

Item (7)                  Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)                  Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)                  Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)                Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a              Check to mail distributions to custodian.

Item (11)b              Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Reinvestment Plan Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)                The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)                Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)                Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

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SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services

682 AMPF Financial Center

Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments”.

NOTE:                   If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $45,000 and a minimum net worth of at least $45,000.

If the investor is a resident of Alaska, Arizona, California, Iowa, Kansas, Michigan, Missouri, North Carolina, Oregon or Tennessee, the investor must have either: (i) minimum net worth of at least $225,000; or (ii) minimum annual gross income of at least $60,000 and a minimum net worth of at least $60,000.

If the investor is a resident of Maine, the investor must have either:  (i) minimum net worth of at least $200,000; or (ii) minimum annual gross income of at least $50,000 and a minimum net worth of at least $50,000.

If the investor is a resident of New Hampshire, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

If the investor is a resident of Ohio or Massachusetts, the investor must have either:  (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of South Carolina, the investor must have either:  (i) minimum net worth of at least $150,000; or (ii) minimum annual gross income of at least $65,000 and a minimum net worth of at least $65,000.

In addition, if the investor is a resident of Kansas, Massachusetts, Missouri,  Nebraska, Ohio or Pennsylvania, the investment may not exceed ten percent (10.0%) of the investor’s liquid net worth.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary.  In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.  This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

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Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 31, 2005

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 682 AMPF Financial Center, Minneapolis, MN 55474. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)	This subscription is in the amount of $	or the purchase of	shares of Inland American Real Estate Trust, Inc. at
$10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

This is an: ☐ INITIAL INVESTMENT; or ☐ ADDITIONAL INVESTMENT

A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐ REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership	☐	Corporate Ownership	☐	Community Property	☐	Uniform Gifts to Minors Act - custodian
one signature required	authorized signature required	all parties must sign	signature required

☐	Joint Tenants with	☐	LLC Ownership	☐	Tenants by the Entirety	State of	a Custodian for
Right of Survivorship	authorized signature required	all parties must sign
all parties must sign
☐	Pension or Profit Sharing Plan - trustee
☐	Tenants in Common	☐	TOD (Fill out included TOD	☐	Partnership Ownership	signature(s) required
all parties must sign	Form to effect designation)	authorized signature required
☐ Taxable ☐ Exempt under §501A
☐	Trust
trustee or grantor signature(s) required

☐ Taxable ☐ Grantor A or B Date Established	☐	Estate - personal representative signature required

If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator	☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA	(2)b	Name of Custodian
custodian signature required	or Trustee

☐	Roth IRA	Mailing Address	682 AMPF Financial Drive
custodian signature required
City	Minneapolis	State MN Zip 55474
☐	KEOGH
trustee signature required	CUSTODIAN INFORMATION To Be Completed By
Custodian Listed Above
☐	Simplified Employee
Pension/Trust (S.E.P.)	(2)c	Custodian Tax ID #	51-6041053
custodian signature required
Custodial Account #
☐	Pension or Profit Sharing Plan
custodian signature required	Custodian Telephone	800-297-6663

☐ Taxable ☐ Exempt under §501A

Name of Custodian or other Administrator

☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

CO-INVESTOR	☐ Mr.	☐ Mrs.	☐ Ms.

(4)	Residence Address (Required)

City	State	Zip

(5)	Alternate Mailing Address

City	State	Zip

(6)	Home Telephone	-	-	Business Telephone	-	-

Email Address

(7)	Birth Date / Date
of Incorporation	/	/	MM/DD/YYYY	Co-Investor Birth Date	/	/	MM/DD/YYYY

(8)	Social Security #	-	-	Co-Investor Social Security #	-	-

Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)
☐	U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien*.

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

(10)	☐	Employee or Affiliate

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D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐ Mail To Ameriprise Brokerage Account Insert Account Number	(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. Please complete the Distribution Reinvestment Plan Form only if a partial cash distribution reinvestment is being made.

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr. ☐	Mrs. ☐	Ms. ☐

Mailing Address

	City			State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

	City			State	Zip

	B/D Client Account Number	#

	B/D Rep ID Number	#		Registered Representative Telephone

	Have you changed Broker/Dealers?	Registered Representative E-mail

☐ Yes ☐ No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.  ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

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